SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Soliciting Material under Rule 14a-12

Bank of South Carolina Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY MATERIAL OF
BANK OF SOUTH CAROLINA CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 10, 2012

To the Shareholders of Bank of South Carolina Corporation:

The Annual Meeting of Shareholders of Bank of South Carolina Corporation (the “Company”) will be held at the Confederate Home and College, 62 Broad Street, Charleston, South Carolina, on Tuesday, April 10, 2012, at 5:30 p.m., for the following purposes:

1.	To elect seventeen Directors of Bank of South Carolina Corporation to serve until the Company’s 2013 Annual Meeting of Shareholders;

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Elliott Davis, LLC as independent certified public accounting firm for the year ended December 31, 2012;

3.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 24, 2012, will be entitled to vote at this meeting or any adjournment thereof.  Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

You may revoke your Proxy at any time prior to its exercise by written notice to the Company prior to the meeting or by attending the meeting personally and voting.  The Board of Directors of the Company solicits the accompanying form of Proxy.

PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors

/s/Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary

February 23, 2012

BANK OF SOUTH CAROLINA CORPORATION
256 Meeting Street
Charleston, South Carolina 29401

PROXY STATEMENT

The Board of Directors of Bank of South Corporation are using this Proxy Statement to solicit Proxies from its Shareholders for the 2012 Annual Meeting of Shareholders.  The Company is making this Proxy Statement and the enclosed form of Proxy available to its Shareholders on or about March 6, 2012.

The information provided in this Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting.  The Board encourages you to read it carefully.

INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of the Annual Meeting

The Annual Meeting will be held as follows:
Date:	Tuesday, April 10, 2012
Time:	5:30 p.m. Eastern Standard Time
Place:	Confederate Home and College, 62 Broad Street, Charleston, South Carolina

Matters to be Considered at the Annual Meeting

At the meeting you will be asked to consider and vote upon the following proposals:

Proposal 1:	To elect seventeen Directors of Bank of South Carolina Corporation to serve until the Company’s 2013 Annual Meeting of Shareholders.

Proposal 2:	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Elliott Davis, LLC independent public accounting firm for the year ended December 31, 2012.

Proposal 3:	To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD APRIL 10, 2012

This Proxy Statement and the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission, are available at http://banksc.com.

YOUR VOTE IS IMPORTANT TO US, SINCE BROKERS CAN NO LONGER VOTE ON BEHALF OF SHAREHOLDERS FOR THE ELECTION OF DIRECTORS WITHOUT YOUR INSTRUCTIONS.

Who is Entitled to Vote?

The Board of Directors of the Company has fixed the close of business on February 24, 2012, as the record date for Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders.  Only holders of record of Bank of South Carolina Corporation’s Common Stock on that date are entitled to notice of and to vote at the Annual Meeting.  Each Shareholder is entitled to one vote for each share of Bank of South Carolina Corporation Common Stock that the Shareholder owns; provided, however, that the Shareholders have cumulative voting rights for the election of Directors.  The right to cumulate votes means that the Shareholders are entitled to multiply the number of votes they are entitled to cast by the number of Directors for whom they are entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates. On February 24, 2012, there were 4,444,940 shares of Bank of South Carolina Corporation’s Common Stock outstanding and entitled to vote at the Annual Meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all Shareholders of record on the voting record date an opportunity to vote on matters scheduled for the Annual Meeting and described in these materials.  You are a Shareholder of record if your shares of Bank of South Carolina Corporation Common Stock are held in your name.  If you are a beneficial owner of Bank of South Carolina Corporation Common Stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question.

Shares of Bank of South Carolina Corporation Common Stock can only be voted if the Shareholder is present in person or by Proxy at the Annual Meeting.  To ensure your representation at the Annual Meeting, the Board recommends that you vote by Proxy even if you plan to attend the Annual Meeting.  You can always change your vote at the meeting if you are a Shareholder of record.

Voting instructions are included in this material.  Shares of Bank of South Carolina Corporation Common Stock represented by properly executed Proxies will be voted by the individuals named on the Proxy (selected by The Board of Directors) in accordance with the Shareholder’s instructions.  Where properly executed Proxies are returned with no specific instructions as how to vote at the Annual Meeting, the persons named in the Proxy will vote the shares “For” the election of each of the Director nominees, “For” the ratification of the appointment of Elliott Davis, LLC.  If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed Proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment.

As a Shareholder of Bank of South Carolina Corporation Common Stock, you may receive more than one Proxy card depending on how your shares are held.  For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children.  In this case, you will receive three separate Proxy cards to vote.

What if My Shares Are Held in Street Name?

If you are a beneficial owner of shares held in street name by a broker, your broker, as the record holder of the shares, is required to vote the share in accordance with your instructions.  If your Common Stock is held in street name, you will receive instructions from your broker that you must follow in order to have your shares voted.  Your broker may allow or require you to deliver your voting instructions via the telephone or the Internet.  Please see the instructions that are provided by your broker.  If you do not give your instructions to your broker, your broker may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items. In the case of non-discretionary items, shares not voted are treated as “broker non-votes” and not entitled to vote.  The proposal to elect Directors described in this Proxy Statement is considered a non-discretionary item under the rules governing brokers that are members of the New York Stock Exchange; therefore, you must provide instructions to your broker in order to have your shares voted in the election of Directors.

If your shares are held in street name, you will need proof of ownership to be admitted to the Annual Meeting.  A recent brokerage statement or a letter from the record holder of your shares are examples of proof of ownership.  If you want to vote your shares of Common Stock held in street name in person at the Annual Meeting, you will have to get a written Proxy in your name from the broker, bank or other nominee who holds your shares.

The solicitation of Proxies on behalf of the Board of Directors is conducted by Directors, officers and regular employees of the Company and its wholly owned subsidiary, The Bank of South Carolina (the "Bank"), at no additional compensation over regular salaries.  The cost of printing and mailing of all Proxy materials has been paid by the Company.  Brokers and others involved in handling and forwarding the Proxy materials to their customers having beneficial interests in the stock of the Company registered in the names of Nominees will be reimbursed for their reasonable expenses in doing so.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted.  The presence at the meeting, in person or by Proxy, of at least a majority of the shares of Bank of South Carolina Common Stock entitled to vote at the Annual Meeting as of the record date shall constitute a quorum.  Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the Shareholders present or represented by Proxy may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 30 days or more.  An adjournment will have no effect on the business that may be conducted at the meeting.

Will Cumulative Voting Apply for the Election of Directors?

The solicitation of Proxies on behalf of the Board of Directors includes a solicitation for discretionary authority to cumulate votes.

May I Revoke My Proxy?

Any Shareholder executing a Proxy for the meeting on the Proxy Form provided may revoke the Proxy in writing delivered to the President of the Company prior to the meeting or by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth, as of February 24, 2012, the voting record date, information regarding share ownership of:

•	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock;
•	each non-employee Director (including Director nominees) of Bank of South Carolina Corporation; and
•	each employee Director (including Director nominees) of Bank of South Carolina Corporation

Persons and groups who beneficially own more than five percent of Bank of South Carolina Corporation’s Common Stock are required to file with the SEC, and provide a copy to the Company, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934.  To the extent known to the Board of Directors of the Company, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Bank of South Carolina Corporation Common Stock as of the close of business on the voting record date, February 24, 2012.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  In accordance with Rule 13d-3 of the Securities Act, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has voting and/or investment power with respect to those shares.  Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership over which shares the persons named in the table may possess voting and/or investment power.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Hugh C. Lane, Jr. (1) 30 Church Street Charleston, SC 29401	532,529 (2)	11.98%
Common Stock	The Bank of South Carolina Employee Stock Ownership Plan and Trust ("the ESOP") 256 Meeting Street Charleston, SC 29401	250,614(3)	5.41%

______________________________

(1)
To the extent known to the Board of Directors, Beverly G. Jost, Kathleen L. Schenck, Charles G. Lane and Hugh C. Lane Jr., collectively, have beneficial ownership of 724,598 shares or 16.30% of the outstanding shares. As more fully described in the following footnotes, Hugh C. Lane, Jr. is the only one of the above who has a beneficial ownership interest in more than 5% percent of the Company's Common Stock.  Hugh C. Lane, Jr. disclaims any beneficial interest in those shares in which other members of his family have a beneficial interest other than those shares his wife owns directly and those for which he serves as Trustee or she serves as custodian (as more fully described in the following footnote).

(2)
To the extent known to the Board of Directors, Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, directly owns and has sole voting and investment power with respect to 256,317 shares; as Trustee for two trust accounts holding an aggregate of 104,531 shares, he has sole voting and investment power with respect to such shares; as a Co-Trustee for one trust account holding  1,663 shares, he has joint voting and investment power with respect to such shares; as a Trustee for the Mills Bee Lane Memorial Foundation, he has shared voting and investment power with respect to 10,814 shares;  he is indirectly beneficial owner of 14,040 shares owned by his wife,  106,173 shares held by him for an emancipated son, held by him as Co-Trustee for the ESOP he has shared voting and investment power with respect to 10,000 unallocated shares, and 28,991 shares owned by the ESOP in which he has a vested interest.  All of the shares beneficially owned by Hugh C. Lane, Jr. are currently owned.  Hugh C. Lane, Jr. has had beneficial ownership of more than 5% of the Bank's Common Stock since October 23, 1986, and more than 10% since November 16, 1988.

(3)
The Trustees of the ESOP, David R. Schools, a Director of the Bank and the Company, Fleetwood S. Hassell, an Executive Officer and Director of the Bank and the Company, Sheryl G. Sharry, an Executive Officer and Director of the Bank and the Company and Hugh C. Lane, Jr., an Executive Officer and Director of the Bank and the Company, disclaim beneficial ownership of the 250,614 shares owned by the ESOP with all shares allocated to members of the Plan each of whom under the terms of the Plan has the right to direct the Trustees as to the manner in which voting rights are to be exercised.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Executive Officer Directors
Common Stock	Fleetwood S. Hassell 30 New Street Charleston, SC 29401	85,328(1)	1.92%
Common Stock	Hugh C. Lane, Jr. 30 Church Street Charleston, SC 29401	532,529(1)	11.98%
Common Stock	Sheryl G. Sharry 1550 Kentwood Drive James Island, SC 29412	71,650(1)	1.61%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors and Nominees
Common Stock	David W. Bunch 6605 Seewee Road Awendaw, SC 29429	1,184.03%
Common Stock	Graham M. Eubank, Jr. 791 Navigators Run Mt. Pleasant, SC 29464	861.02%
Common Stock	Glen B. Haynes, DVM 101 Drayton Drive Summerville, SC 29483	5,203.12%
Common Stock	William L. Hiott 1831 Capri Drive Charleston, SC 29407	172,193(1)	3.87%
Common Stock	Katherine M. Huger 1 Bishop Gadsden Way, C-17 Charleston, SC 29412	8,856(1)	.20%
Common Stock	Richard W. Hutson, Jr. 124 Tradd Street Charleston, SC 29401	1,677.04%
Common Stock	Charles G. Lane 10 Gillon Street Charleston, SC 29401	204,024(1)	4.59%
Common Stock	Louise J. Maybank 8 Meeting Street Charleston, SC 29401	50,332(1)	1.13%
Common Stock	Dr. Linda J. Bradley McKee, CPA 3401 Waterway Blvd. Isle of Palms, SC 29451	947.02%
Common Stock	Alan I. Nussbaum, MD 37 Rebellion Road Charleston, SC 29407	863.02%
Common Stock	Edmund Rhett, Jr., MD 17 Country Club Drive Charleston, SC 29412	4,460(1)	.10%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Non-Employee Directors and Nominees (Continued)
Common Stock	Malcolm M. Rhodes, MD 7 Guerard Road Charleston, SC 29407	3,065.07%
Common Stock	David R. Schools 317 Coinbow Drive Mount Pleasant, SC 29464	10,330(1)	.23%
Common Stock	Steve D. Swanson 615 Pitt Street Mount Pleasant, SC 29464	2,500.06%
Common Stock	All Directors, Nominees, and Executive Officers as a group (17 persons)	1,065,971	23.98%

___________________________

(1)
To the extent known to the Board of Directors, each of the following Directors and nominees for election as Director (each of whom directly owns and has sole voting and investment power of all shares beneficially owned by him or her except as set forth in this footnote) indirectly owns the following number of shares: Fleetwood S. Hassell – an aggregate of  37,323 shares owned by his wife, owned by a non-emancipated son, held by him as Trustee for the revocable trust of his father, held by him as a co-Trustee with Charles G. Lane for the children of Hugh C. Lane, Jr., 10,000 unallocated shares held by him as a trustee of the ESOP, and 28,490 shares owned by the ESOP, in which he has a vested interest;

Hugh C. Lane, Jr. - an aggregate of 262,518 shares owned by his wife, owned by a non-emancipated son, held by him as Trustee for the Beverly Glover Lane Trust,  held by him as Co-Trustee for the Hugh C. Lane Irrevocable Trust, held by him as Trustee for the Marital Trust for the benefit of Beverly Glover Lane, held by him as a Trustee of Mills Bee Lane Memorial Foundation,  10,000 unallocated shares held by him as a trustee of the ESOP, and 28,991 shares owned by the ESOP in which he has a vested interest; Sheryl G. Sharry  10,000 unallocated shares held by her as a trustee of the ESOP; 28,126  shares owned by the ESOP, in which she has a vested interest; William L. Hiott, Jr. - an aggregate of 8,855 shares directly owned by his wife; Katherine M. Huger - 804 shares  owned by her husband; Charles G. Lane - an aggregate of 84,226 shares owned by his wife,  held by him as a co-Trustee  with Fleetwood S. Hassell for the children of Hugh C. Lane, Jr., held by him as Co-Trustee under the Irrevocable Trust of Hugh C. Lane and held by him as a Trustee of Mills Bee Lane Memorial Foundation, and shares held by custodian for his  children; Louise J. Maybank – 17,991 shares held by her as a co-Trustee for a Family Charitable Trust; and  Edmund Rhett, Jr., MD - 831 shares owned by his wife; David R. Schools – 10,000 unallocated shares held by him as a trustee of the ESOP.  All such indirectly owned shares are included in the totals of the number of shares set forth in the above table and beneficially owned by the Directors and nominees.
______________________

Equity Compensation Plan Information
The following table summarizes the total outstanding options and the weighted-average exercise price of the Company’s equity compensation Plan as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans 1
1998 Omnibus Stock Incentive Plan approved by Shareholders 2	40,766	$13.39	-
2010 Omnibus Stock Incentive Plan approved by Shareholders3	127,500	10.54	172,500

Total	168,266	$11.23	172,500

1
In accordance with the 1998 Omnibus Stock Incentive Plan, no options may be granted under this Plan after April 14, 2008, due to its expiration.  Options granted before this date shall remain valid in accordance with their terms.

2
The number of securities to be issued upon exercise of the outstanding options represents the total outstanding options under the 1998 Omnibus Stock Incentive Plan.  As per the agreement the above options shall remain valid in accordance with their terms.

3
The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting. There were 300,000 shares reserved under this Plan.  On September 24, 2010, options for 33,000 shares were granted to 21 employees (other than Executive Officers) with options for 750 shares forfeited with the resignation of one employee in 2010. On March 24, 2011, options for 5,000 shares were granted to 1 employee and on June 23, 2011, options for 96,000 shares were granted to 22 employees including Sheryl G. Sharry and Fleetwood S. Hassell, both Executive Officers who each received options for 10,000 shares. During the year ended December 31, 2011, options for 5,750 shares were forfeited with the resignation of two employees.

PROPOSAL 1:  TO ELECT SEVENTEEN DIRECTORS OF BANK OF SOUTH CAROLINA CORPORATION TO SERVE UNTIL THE COMPANY’S 2013 ANNUAL MEETING OF SHAREHOLDERS.

The Board of Directors consists of 17 members elected annually.  The Board of Directors proposes that the 17 nominees described below, each of whom is currently serving as Director, be re-elected for a new term expiring at the 2013 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Each of the nominees has consented to be named as a nominee.  If any of them should become unavailable to serve as a Director (which is not now expected), the Board may designate a substitute nominee.

The Board of Directors believes that it is necessary for each of the Company’s Directors to possess many qualities and skills.  When searching for new candidates, the Nominating Committee (Corporate Governance Committee) considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap.  The Board of Directors also believes that all Directors must possess a considerable amount of business management (such as experience as a Chief Executive or Chief Financial Officer) and educational experience.  The Nominating Committee first considers management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing Shareholder value when considering Director candidates.  The Nominating Committee focuses on issues of diversity, such as diversity in gender, race and national origin, education, professional experience and differences in viewpoints and skills.  The Nominating Committee does not have a formal policy with respect to diversity; however the Board of Directors and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints.  In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards.  With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board of Directors are also considered.

All Board members bring to the Board of Directors a wealth of leadership experience derived form their extensive business and Board experiences.  The process undertaken by the Nominating Committee in recommending qualified Director candidates is described below under “Corporate Governance-Director Nomination Process” (see pages 14 -16 of this Proxy Statement).  Certain individual qualifications and skills of our Directors that contribute to the Board of Directors effectiveness as a whole are described in the following paragraphs.

The name of each Nominee designated by the Board of Directors of the Company for election as a Director of the Company and certain information provided by such Nominee to the Company are set forth in the table below.  Five of the current Nominees served as initial Directors of the Bank from October 22, 1986, when the Bank's charter was issued until the first Annual Meeting of Shareholders on April 14, 1987, and were elected to serve a one year term at such Annual Meeting.  All of the above five Directors of the Bank were elected to serve one-year terms at subsequent Annual Meetings. All of the above five Directors of the Bank were elected Directors of the Company upon its organization in 1995. Alan I. Nussbaum, MD and Edmund Rhett, Jr., MD, were first elected as Directors of the Company during 1999.  Dr. Linda J. Bradley McKee, CPA was first elected as a Director of the Company during 2002. They were all re-elected as Directors of the Company to serve one year terms at subsequent Annual Meetings. Graham M. Eubank, Jr., Richard W. Hutson, Jr. and Malcolm M. Rhodes, MD were elected pursuant to the By-Laws of the Company on December 16, 2004, and were elected to serve one year terms at subsequent Annual Meetings.  Fleetwood S. Hassell was first elected by the Shareholders on April 11, 2006 at the Annual Meeting, and was elected to serve one year terms at subsequent Annual Meetings.  Glen B. Haynes, DVM was first elected by the Shareholders on April 10, 2007, at the Annual Meeting and was elected to serve a one year term at subsequent Annual Meetings.  David W. Bunch and David R. Schools were first elected by the shareholders on April 14, 2009, at the Annual Meeting and were elected to serve a one year term at subsequent Annual Meetings.  Sheryl G. Sharry, an Executive Officer was first elected by the shareholders on April 13, 2010, and was elected to serve a one year term at subsequent Annual Meetings.

Steve D. Swanson a nominee for the Board of Directors, served on the Board from 2002 to 2007.  He resigned from the Board of Directors in 2007, due to restrictions placed on him by a covenant as the result of the sale of his business.  The restrictions that precluded him from serving on the Board are no longer applicable allowing him to be recommended for nomination by the Nominating Committee of the Board of Director.  This recommendation was approved by the Board of Directors on December 16, 2010.  He was elected to serve a one year term at the 2011 Annual Meeting.

The names of the nominees along with their present positions, principal occupations and Directorships held during the past five years, their ages and the year first elected as a Director, are set forth below.

Executive Officer Directors and Nominees
Fleetwood, S. Hassell          Age 52       First elected to the Board 2006
Mr. Hassell has been with The Bank of South Carolina since its organization in 1986. He began as an Assistant Vice President for commercial lending and business development. Mr. Hassell held the position of Vice President and Senior Vice President and currently is an Executive Vice President and Senior Lender.  Born and raised in Charleston, SC, Mr. Hassell graduated from Porter Gaud High School and earned a BS and MBA from the University of South Carolina School of Business.  Mr. Hassell began his banking career in 1983 as a management trainee at the Citizens and Southern National Bank of South Carolina.  He was elected to the Board of Directors of the Bank of South Carolina and its parent Company in 2006.  In addition to serving on the Board of the Bank and the Company, Mr. Hassell has served on the Boards of the Kidney Foundation, Crime Stoppers, Atlantic Coast Conservation Association, Trident Tech Foundation, Charleston Breakfast Rotary Club (President), Charleston Day School (Treasurer), Porter Gaud School Alumni, the Preservation Society, and South Carolina Bankers Association. In January 2012, Mr. Hassell was appointed to the South Carolina State Board of Financial Institutions.

Given Mr. Hassell’s experience in banking, his strong background in commercial lending and business development and his current participation and contributions made to the Board of Directors and its committees, the Nominating Committee recommended his re-election to the Board.

Hugh C. Lane, Jr.        Age 64          First elected to the Board 1995
Mr. Lane, brother of Charles G. Lane, has been with The Bank of South Carolina since its organization in 1986. He has served as President and Chief Executive Officer of the Bank since 1986 and of the Company since 1995.  He has served as Chairman of the Board of Directors of The Bank of South Carolina since its organization in 1986, and Chairman of Bank of South Carolina Corporation since its organization in 1995.  Mr. Lane was born in Charleston, SC.  He graduated from Choate School in Wallingford, Connecticut and earned a BA in economics from the University of Pennsylvania.  Mr. Lane began his banking career at Citizens and Southern National Bank of Georgia in Atlanta.  His banking career also included working in the Bond, Leasing and International Departments at the Chemical Bank in New York, City Executive of Citizens and Southern National Bank, Sumter South Carolina, and Executive Vice President, heading the Citizens and Southern National Bank’s Southern Region.  Mr. Lane also served on the Board of Directors of Citizens and Southern National Bank of South Carolina for 14 years. Mr. Lane serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Option Plan and Trust. In addition to his responsibilities at The Bank of South Carolina, Mr. Lane has served as a member of the Advisory Committee for the ACE Basin National Estuarine Research Reserve System and is currently Chairman of the Charleston County Conservation Bank Board.  He is a Trustee and past Chairman of the Belle W. Baruch Foundation, Trustee and past Chairman of the Board at Wofford College, past Chairman of South Carolina Independent Colleges & Universities, Trustee and past President of Charleston Museum, past Co-Chairman of the Community Relations Committee, past member of Advisory Committee for the Storm Eye Institute of the Medical University of South Carolina, and past member of the Board of Trident Urban League.  He has been the recipient of Honorary Doctorates from Southern University and The Citadel. He has also received the “Distinguished Citizen Award” from Wofford College National Alumni Council, the Avery Citizenship Award for outstanding community service, the Joseph P. Riley Leadership Award, and the Order of the Palmetto presented by the Governor of South Carolina.

The Nominating Committee has recommended the re-election of Hugh C. Lane, Jr. to the Board of Directors based on his background in economics, banking experience, knowledge of the financials of the Company, and his strong commitment to the local community.  In addition the Committee considered his current contribution to the Board and his continued devotion to serving the Shareholders of the Company.

Sheryl G. Sharry            Age 57          First elected to the Board 2010
Mrs. Sharry has been with The Bank of South Carolina since its organization in 1986.  She has served as Assistant Vice President – Operations Department, Vice President – Operations & Technology, Senior Vice President – Operations & Technology, and is currently Chief Financial Officer, Executive Vice President and Treasurer.  Mrs. Sharry serves as an Administrator and Trustee of the Bank of South Carolina Employee Stock Option Plan and Trust.  Mrs. Sharry became a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation in 2010.  Mrs. Sharry has lived in South Carolina for 47 years.  She is a graduate of the College of Charleston, South Carolina Bankers School, the School of Bank Investments and Financial Management.   Mrs. Sharry started her banking career at Citizens and Southern National Bank of South Carolina where she served as Utility Staff, CSR, teller and CSR trainer, and Operations Officer-Internal Operations Department.  Mrs. Sharry has attended classes covering Network Security and Administration, Administration of the Bank’s core software, ITI; Information Technology Risk Assessment, Internet Banking Compliance, Cyber Crime, Liquidity Contingency Planning, Asset Liability Management and Interest Rate Risk, Budgeting and Forecasting, Bank Insurance, Stress Testing, and Income Tax Issues.   In 2010 she attended an SEC Reporting Skills Workshop and in 2011 she completed The Darden/SNL Executive Program in Bank Financial Leadership.  She is Chairman of the South Carolina Bankers Association Disaster Recovery Committee and is a member of Financial Managers Society, and South Carolina InfraGard.

Sherry Sharry was recommended for election to the Board of Directors by the Nominating Committee based on her strong background in operations and technology of the Company, experience in banking, in-depth knowledge of the financials of the Company, and continued devotion to the success of the Company.

Non-Employee Directors and Nominees
David W. Bunch              Age 61          First elected to the Board 2009
Mr. Bunch has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009.  He was born in Charleston, South Carolina and graduated from North Charleston High School and Clemson University.  He has been employed by XO Bunch Organizations since 1973, serving as President, Hughes Motors, Inc.; Vice-President, Bunch Leasing Co.; Vice-President, Florence Truck Center, Inc.; Partner, Bunch Truck & Equipment, LLC; Partner, Bunch & Sons-Real Estate; Managing member, Wando Properties, LLC; and President, Double D Leasing Co., Inc.  In addition to serving on Board of Directors of the Bank of South Carolina Corporation and The Bank of South Carolina, Mr. Bunch served as Board member of South Carolina Federal Savings Bank.  He is a past President of the Rotary Club of North Charleston, a Paul Harris Fellow of the Rotary Club of North Charleston, a member of South Carolina Trucking Association, a member of the Executive Association of Greater Charleston, a member of the Hibernian Society, and a member of North Charleston United Methodist Church.

The Nominating Committee has recommended the re-election of David Bunch to the Board of Directors based on his strong knowledge of business including successfully starting and running several companies, his participation on the Loan Committee, and his service on various Boards with the Company and community.

Graham M. Eubank, Jr.           Age 44            First elected to the Board 2005
Mr. Eubank has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005.  He was born in Fayetteville, North Carolina and raised in Charleston, South Carolina.  He attended private schools and received a BS in Management from Clemson University.   He is also a graduate of the National Automobile Dealers Association Dealer Candidate Academy.  In 1992, Mr. Eubank began working with his family’s business, Palmetto Ford, Inc., where he has held many positions including New Car Sales Manager, Used Car Sales Manager and Parts and Service Director.  Currently Mr. Eubank is President and CEO of the Palmetto Car and Truck Group which is comprised of Ford, Lincoln, Mercury, Hyundai, Mama’s Used Cars and Quick Lane Auto and Tire Center.  In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Mr. Eubank has served on the Board of Carolina Ford Dealer Advertising Association, the Board of the East Cooper Rotary Club and the Board of The Boy Scouts of America. In addition he has served as President of the Trident New Car Dealers Association and President of the South Carolina Automobile Dealers Association.

Graham Eubank has been on the Board of Directors since 2005.  He has served on various committees including the Audit Committee, Compensation Committee and the Nominating Committee.  His background in business has been an asset to the current Board. For these reasons Mr. Eubank has been recommended for re-election to the Board of Directors by the Nominating Committee.

Glen B. Haynes, DVM           Age 57             First elected to the Board 2007
Dr. Haynes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2007.  He was born in Charlottesville, Virginia and has lived in Summerville, South Carolina for 27 years.  He is a graduate of Virginia Tech where he received a BS in Biology. He received a DVM from the University of Georgia and attended a South Carolina Bankers School program specific for bank Directors. In addition to serving on the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation, Dr. Haynes has served as President of the Summerville Rotary Club, President of Frances Willis SPCA, Chairman of the South Carolina Board of Veterinary Medical Examiners, and President of Trident Veterinary Medical Association. Dr. Haynes is a member of the American Veterinary Medical Association and a member of St. Paul’s Episcopal Church where he served on the vestry.

Dr. Haynes has been committed to the success of the Company, serving on the Audit and Loan Committees for several years.  In recommending Dr. Haynes for re-election to the Board of Directors the Nominating Committee considered this experience as well as his strong ties to the Summerville community and his work ethic demonstrated in running his own practice.

William L. Hiott, Jr.           Age 67              First elected to the Board 1995
Mr. Hiott has been with The Bank of South Carolina since its organization in 1986.  He served as Executive Vice President and Cashier of the Bank from 1986 until his retirement in April 2010. He also served as Executive Vice President and Treasurer of the Company from its organization in 1995 until retirement in April 2010. He has served on the Board of Directors of The Bank of South Carolina since its organization in 1986 and Bank of South Carolina Corporation since its organization in 1995.  Mr. Hiott was born and raised in Colleton County, South Carolina where he graduated from Walterboro High School.  He received a BS in Accounting from Charleston Southern University.  He is a graduate of South Carolina Bankers School and a graduate of the University of Wisconsin’s Bank Administration Graduate School. Mr. Hiott began his banking career at Citizens and Southern National Bank of South Carolina where he held the position of Vice President of Operations. In addition to serving on the Board of the Bank and the Company, Mr. Hiott has served on the Boards of the Harry Hampton Memorial Wildlife Fund (Chairman), SC Nature Conservancy, and the Low Country Open Land Trust (Treasurer).  He has also served on the SC Department of Natural Resources Marine Advisory Board (Vice-Chairman), DNR SC Governor’s Cup Advisory Board, DNR Waterfowl Advisory Board (Chairman), and the DNR Migratory Waterfowl Stamp Advisory Board (Chairman).

The Nominating Committee recommended Mr. Hiott for re-election to the Board of Directors based on his experience in banking, in-depth knowledge of the financials of the Company, his strong commitment to the local community, and his current contributions to the Board.

Katherine M. Huger           Age 70              First elected to the Board 1995
Mrs. Huger has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of the Bank of South Carolina Corporation since its organization in 1995.  Born in Buffalo, New York, Mrs. Huger has lived in Charleston, South Carolina for 40 years. Mrs. Huger studied economics, international economic relations and international finance, receiving an AB degree from Bryn Mawr College, and MA and MALD degrees from The Fletcher School of Law and Diplomacy, Tufts University. Mrs. Huger served as an Assistant Professor of Economics at Charleston Southern University from 1972-2004.  In addition to serving on the Board of the Bank and the Company, Mrs. Huger has served on the Boards of the Charleston Museum, the Charleston Horticulture Society, the Charleston Foreign Affairs Forum, and the Junior League of Charleston. Currently, she volunteers at the Gibbes Art Museum and Water Mission International, a non-profit organization serving needs in developing nations.

The Nominating Committee has recommended the re-election of Katherine Huger to the Board of Directors.  The Committee recognized Mrs. Huger’s commitment to the success of the Company as shown by her 25 years of service as well as her willingness to serve on the Audit Committee, Loan Committee, and the Executive/Long range Planning Committee. In addition, her extensive background in economics and finance and her community involvement were factors in the Committee’s recommendation.

Richard W. Hutson, Jr.          Age 54             First elected to the Board 2005
Mr. Hutson has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005.  Mr. Hutson was born and raised in Charleston, South Carolina.  He majored in economics and received a BA from The University of the South.  In addition to serving on the Board of the Bank and the Company, Mr. Hutson has served on the Boards of the SC Historical Society and the Historic Charleston Foundation.  In addition, Mr. Hutson has served as President of the SC Historical Society, Commodore of the Carolina Yacht Club, and President of the Charleston Club.  Mr. Hutson is the Manager of William M. Means Company Insurance LLC.

Richard W. Hutson, Jr. has served on the Audit Committee and the Loan Committee.   His experience on these committees, in addition to his business background in running a large insurance company, led the Nominating Committee to recommend Mr. Hutson for re-election to the Board.  The Committee also considered his strong ties to the Charleston community and his experience of serving on other Boards.

Charles G. Lane               Age 57             First elected to the Board 1995
Mr. Lane has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995.  Mr. Lane was born and raised in Charleston, South Carolina.  He is a graduate of Clemson University.  Mr. Lane served on the Advisory Board of Citizens and Southern National Bank of Greenville, South Carolina.  In addition, Mr. Lane served on the Boards of Ducks Unlimited, Delta Waterfowl, The Nature Conservancy, The Coastal Conservation League, The Donnelley Foundation, and the ACE Basin Task Force.  Mr. Lane served as The First Chairman of the South Carolina Conservation Bank.  Mr. Lane is a Managing Member of Holcombe, Fair and Lane, LLC, a commercial real estate company.

Charles G. Lane, brother of Hugh C. Lane, Jr., has been with the Company since its organization.  He has served on the Executive Committee, the Long Range Planning Committee (currently Executive/Long Range Planning), and the Loan Committee.  His has devoted 25 years to ensuring the success of the Company.  His experiences in the real estate market and the local community have been valuable to the Board in its decision making.  Based on these aspects the Nominating Committee has recommended the re-election of Charles Lane to the Board.

Louise J. Maybank          Age 72           First elected to the Board 1995
Mrs. Maybank has been a member of the Board of Directors of The Bank of South Carolina since its organization in 1986, and a member of the Board of Directors of Bank of South Carolina Corporation since its organization in 1995.  Born in Edgecombe, North Carolina, Mrs. Maybank has lived in Charleston, South Carolina for 53 years.  Mrs. Maybank is currently Chairman of the Charleston County Greenbelt Advisory Board.  In addition she has served on the Board of Directors of the Lowcountry Open Land Trust, The Historic Charleston Foundation, the Coastal Community Foundation and the Junior League of Charleston.  She also served on the City of Charleston’s Planning and Zoning Board and the Board of Adjustments.  She served as a Trustee of Charleston Day School and Episcopal High School.

Louise J. Maybank has served on the Board of the Bank and the Company since their organization.  She has served on the Planning Committee, Loan Committee and the Nominating Committee and has dedicated her time to ensuring the success of the Company.  The Nominating Committee considered all of Mrs. Maybank’s service to the Company as well as her strong community involvement in recommending her for re-election to the Board.

Linda J. Bradley McKee, PhD, CPA,          Age 61             First elected to the Board 2002
Dr. McKee has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2002.  Born in Hereford, Texas, Dr. McKee has lived in Charleston for 18 years.  Dr. McKee earned a BS in Mathematics from the University of Texas at Arlington, a MS in Accounting from Texas Tech, and a PhD in Accounting from the University of North Texas.  She is an Associate Professor of Accounting at the College of Charleston.  In addition to serving on the Board of the Bank and the Company, she also served on the Board of Directors of Hospice of Colorado Springs.  She served as President of the Charleston Estate Planning Council and Program Director of Charleston Tax Roundtable.  Dr. McKee is a member of First Methodist Church.  She is also a member of the following professional organizations: AICPA, American Accounting Association, Taxation Division of American Accounting Association, Charleston Estate Planning Council, and Charleston Tax Roundtable.

Dr. McKee is considered by the Board of Directors to be a financial expert under applicable guidelines of the Securities and Exchange Commission.  She has an extensive background in accounting and taxation and has been an asset to the Board and the Audit Committee. For the above reasons the Nominating Committee has recommended Dr. McKee for re-election to the Board of Directors.

Alan I. Nussbaum, MD              Age 60              First elected to the Board 1999
Dr. Nussbaum has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999. Born and raised in Charleston, South Carolina, Dr. Nussbaum graduated from Porter Gaud High School.   He received a BA from Johns Hopkins University and a MD from Harvard Medical School.  Dr. Nussbaum completed his internship in Internal Medicine at Duke University Medical Center and completed his residency in Internal Medicine from Duke University Medical Center.  In addition, Dr. Nussbaum completed a Fellowship in Rheumatology and Immunology from the Medical University of South Carolina. Dr. Nussbaum is a Clinical Associate Professor in the Department of Medicine at the Medical University of South Carolina and has a private practice, Rheumatology Associates, PA.  Dr. Nussbaum has served both as Assistant Chairman and Chairman of the Department of Medicine at Roper Hospital.  He has served as Chairman of the Quality Management Committee at Roper Hospital and is currently Chairman of the Board of Directors of Roper Hospital.  He has served on the Board of the Charleston Community Concert Association, as Vice-President and President of Synagogue Emanu-El, and has been a Board member of the Hebrew Orphan Society.

The Nominating Committee has recommended the re-election of Dr. Alan Nussbaum to the Board of Directors based on the commitment that he has made to the Board, the Executive Committee and the Audit Committee.  In addition to having his own medical practice and serving on several Boards in the medical community, Dr. Nussbaum served as Chairman of the Audit Committee and is dedicated to the success of the Company.

Edmund Rhett, Jr., MD              Age 64                First elected to the Board 1999
Dr. Rhett has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 1999.  Dr. Rhett was born in Charleston, SC and raised in Atlanta, Georgia.  He has lived in the Charleston area for 34 years.  Dr. Rhett received a BA from The University of the South and a MD from the Medical College of Georgia.  He has a private gynecological practice, Rhett Women’s Center.  Dr. Rhett has been on the Board of Directors of the Canterbury house for 29 years and has served as President of its Board for 17 years. In addition he has served on the Boards of both the East Cooper Regional Medical Center and Charleston Day School.  Dr. Rhett is a member of the Carolina Yacht Club and the Country Club of Charleston.

The Nominating Committee has recommended Dr. Rhett for election to the Board of Directors.  Dr. Rhett has served on the Board since 1999.  He has served on the Mount Pleasant local Advisory Board in addition to serving on the Nominating Committee, Audit Committee and the Investment Committee.  He has a successful private gynecological practice and has committed 29 years to serving on the Board of the Canterbury House.  His success in running his practice and his dedication to service of the local community was very important considerations in the Nominating Committee’s recommendation.

Malcolm M. Rhodes, MD               Age 53                First elected to the Board 2005
Dr. Rhodes has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2005. Born and raised in Charleston, South Carolina, Dr. Rhodes graduated from Porter Gaud High School.  He received a BA from Duke University and a MD from the Medical University of South Carolina. He is a Fellow of the American Board of Pediatrics and has been a partner at Parkwood Pediatric Group since 1988.  He is on the clinical faculty at MUSC and active staff at Roper and Bon-Secours St. Francis Hospitals, serving on the Credentials Committee. He and his wife own The Charleston Angler. In addition to serving on the Board of Directors of the Bank and the Company, Dr. Rhodes currently represents South Carolina on the Atlantic States Marine Fisheries Commission where he is Chairman of the Governor's Appointees, and serves on the Executive Committee and Administrative Oversight Committee. He is Chairman of the Board of Trustees of Ashley Hall School and treasurer of the Carolina Gold Rice Foundation. He is Secretary of The Agricultural Society of South Carolina and the SC State Board of Coastal Conservation Association. He has served as a Trustee of Charleston Stage Company, Chairman of the Shad and River Herring Board and on the vestry of St. Philip's Church where he is still actively involved.

The Nominating Committee has recommended the re-election of Dr. Rhodes to the Board of Directors based on the commitment that Dr. Rhodes has made to the Board and the Audit Committee.  In addition the Nominating Committee also considered Dr. Rhodes’ knowledge of business including running a medical practice and serving on staff of several local hospitals.  Dr. Rhodes currently serves as Chairman of the Audit Committee and is dedicated to the success of the Company.

David R. Schools            Age 53              First elected to the Board 2009
Mr. Schools has been a member of the Board of Directors of The Bank of South Carolina and Bank of South Carolina Corporation since 2009.  Born and raised in Charleston, South Carolina, Mr. Schools graduated from Porter Gaud High School.  He received his Bachelor of Science Degree in Business Administration from the College of Charleston. In addition Mr. Schools completed the Cornell University Food Executive Program.  Mr. Schools joined Piggly Wiggly Carolina/Greenbax Enterprises in 1984 and has served as the Manager of Training and Development, Director of Personnel, Vice President, Director of Human Resources and as Senior Vice President, Chief Operating Officer. Currently, Mr. Schools is President and CEO of the Piggly Wiggly Carolina/Greenbax Enterprises.  In addition to serving on the Boards of the Bank and the Company, Mr. Schools is a member of the Boards of Greenbax Enterprises, Inc., Trident United Way and The Country Club of Charleston where he also serves as Treasurer.  He is a former Director of the Charleston Metro Chamber of Commerce, Ashley Hall School, and the South Carolina Chamber of Commerce.  Mr. Schools served as a member of the Trident United Way Campaign Cabinet from 2007-2010.

Given Mr. Schools significant background and extensive experience in the food and grocery industry and outstanding community involvement, Mr. Schools has been recommended by the Nominating Committee for re-election to the Board. The Nominating Committee also considered his contributions made to the Board and the Audit Committee.

Steve D. Swanson           Age 44            First elected to the Board 2002-2007 Re-elected 2011
Mr. Swanson is a Founder and Managing Partner at Eladian Partners, a multi-asset class trading firm built on sophisticated quantitative investment strategies, advanced predictive technology, and market micro-structure expertise. Prior to Eladian Partners, Mr. Swanson founded Automated Trading Desk (ATD), a pioneering electronic trading firm based in South Carolina. As President and CEO, Mr. Swanson grew the business from pure proprietary trading to creating a fully automated market maker servicing the broker-dealer community. After its acquisition by Citigroup in 2007, Mr. Swanson became responsible for global equity and option electronic trading operations.

Mr. Swanson serves on the Board of the College of Charleston Foundation, the College of Charleston School of Business Board, and on the Honors College Advisory Board.  He is a past chairman of the NASDAQ Quality of Markets Committee, and a past member of the SIFMA Trading and Markets Committee.  Prior to the acquisition of ATD, Mr. Swanson served on the Board of Trustees at Ashley Hall as well as The Bank of South Carolina and the Bank of South Carolina Corporation.

The Nominating Committee has recommended the election of Mr. Swanson to the Board of Directors based on the contributions made to the Board in the past and his extensive business experience. The committee also considered his strong commitment to the community.

No Director or Executive Officer was involved in any legal proceedings, nor have any members been convicted in criminal proceedings in the past 10 years.  In addition there are no pending legal proceedings against any Executive Officer or Director.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE MATTERS

Board of Directors

Bank of South Carolina Corporation’s Board of Directors conducts its business through Board meetings and through its committees. Hugh C. Lane, Jr. presently serves as Chairman of the Board of Directors. The Board of Directors of the Company held 8 meetings (including all regularly scheduled and special meetings) during the year ended December 31, 2011. No Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

Board Leadership Structure

The Board believes that the Company’s President and Chief Executive Officer is best situated to serve as Chairman because he is the Director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

Independent Directors and management have different perspectives and roles in strategy development.  The Company’s independent Directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise.  The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and executions, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed.  The Board believes the combined role of Chairman and Chief Executive Officer together with an independent Lead Director having the duties described below is the best interest of stockholders as it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Alan I. Nussbaum, MD, an Independent Director was selected by the Board of Directors to serve as the Lead Director of all meetings of the non-management Directors held in Executive Session.  Dr. Nussbaum has held this position since April 12, 2011.   Non-management Directors of the Board are required to meet on a regular scheduled basis without the presence of management (IM-5605-2 NASDAQ Corporate Governance Rules).  The Lead Director chairs these sessions.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks.  The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Audit Committee oversees the management of financial risks.  The Nominating Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Committees and Committee Charters

The Board has four committees: the Executive/Long-Range Planning Committee, the Compensation Committee, the Nominating Committee, and the Audit and Compliance Committee.  Each Committee serves in a dual capacity as a Committee of the Company and the Bank.

The following table lists the membership of the standing committees of the Board of Directors.

Director	Audit/Compliance	Executive/Long-Range Planning	Compensation Committee	Nominating Committee
David W. Bunch
Graham M. Eubank, Jr.	X		X	X
Fleetwood S. Hassell		X
Glen B. Haynes, DVM	X
William L. Hiott, Jr.		X
Katherine M. Huger
Richard W. Hutson, Jr.	X
Charles G. Lane		X
Hugh C. Lane, Jr.		X
Louise J. Maybank		X		X
Dr. Linda J. Bradley McKee	X
Alan I. Nussbaum, MD		X	X
Edmund Rhett, Jr., MD		X		X
Malcolm M. Rhodes, MD	X
David R. Schools	X		X	X
Sheryl G. Sharry		X
Steve D. Swanson

The Audit and Compliance Committee (the “Audit Committee”) presently consists of six members of the Board of Directors.  During 2011, the Audit Committee held 4 meetings. The Audit Committee operates under a written Charter adopted by the Board of Directors.  The Charter was attached as Exhibit A to the 2004 Proxy Statement.  Members are considered to be independent of the Company under applicable rules and regulations, including Rule 4200(a) (15) of the National Association of Securities Dealers.  The Board of Directors has determined that Linda J. Bradley McKee, PhD CPA, a member of the Audit Committee, qualifies as a financial expert under the applicable guidelines of the Securities and Exchange Act.

The Audit Committee has the responsibility of reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all examinations required by law are performed.  The Committee recommends to the Board of Directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditors’ audit plan, and reviews with the independent auditors the results of the audit and management’s response.  The Board of Directors has adopted an Audit Committee Charter, which outlines the Committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Charter amended by the Board of Directors at any time.

The Executive/Long-Range Planning Committee consists of the President of the Company, two Executive Officers and five designated Directors.  Alan I. Nussbaum, MD an Independent Director serves as Chairman of the Committee. During 2011, the Executive/long-Range Planning Committee held 4 meetings.  In addition to long-range and strategic planning, the principal function of the Committee is to exercise all authority of the Board of Directors in the management and affairs of the Company and the Bank. In addition, the Committee acts on behalf of the entire Board of the Company between the regular Board Meetings.

The Compensation Committee consists of independent Directors of the Company.  The function of the Compensation Committee is to recommend the compensation of Executive Officers to the Directors of the Company.  The Compensation Committee does not use the services of a compensation consultant.  The Committee reviews the salaries of individuals with similar positions at similar sized banks within South Carolina.  The Compensation Committee met 1 time in 2011.

The Nominating Committee consists of independent Directors of the Company.  The function of the Nominating Committee is to recommend a slate of proposed Directors to the Board of Directors of the Company. The Nominating Committee has adopted a written Charter.  A copy of this Charter may be obtained at the Company’s internet website http://www.banksc.com. The Nominating Committee met 1 time during 2011.

Nominations, other than those made by the Nominating Committee of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company not less than 14 days nor more than 50 days prior to any meeting of Shareholders calling for election of Directors; provided however, that if less than 21 days notice of the meeting is given to Shareholders, such nomination shall be mailed or delivered to the President of the Company not later than the close of business on the 7th day following the day on which the Notice of Meeting was mailed.  Nominations not made according to these procedures will be disregarded.

The Nominating Committee has a policy with regard to consideration of any Director candidates recommended by security holders and that policy is to consider any and all such recommendations.  The Nominating Committee has adopted specific minimum qualifications which the Nominating Committee believes must be met by a Nominating Committee recommended Nominee for a position on the Company's Board of Directors, and those are that such Nominee must be recognized as successful in such Nominee's business or community efforts, have a recognized reputation for honesty and integrity, have demonstrated a commitment to the community in which the Company and its subsidiary Bank operates and have demonstrated in meetings with the Nominating Committee a commitment to the best interests of the Company, its subsidiary Bank, and their officers, Directors, employees and Shareholders.

The Nominating Committee's process for identifying and evaluating Nominees for Director of the Company and its subsidiary Bank, including Nominees recommended by security holders, is to investigate whether or not such Nominee meets the specific minimum qualifications adopted as a policy by the Nominating Committee through contacts the members of the Nominating Committee have in their community.  There are no differences in the manner in which the Nominating Committee evaluates Nominees for Director based on whether the Nominee is recommended by a security holder.

The Company does not utilize or pay a fee to any third party (compensation consultant) to evaluate Nominees for Director.

Director Independence The Board is comprised of a majority (75%) of Independent Directors in compliance with SEC and NASDAQ rules.  All members of the Audit Committee, the Compensation Committee, and the Nominating Committee are independent pursuant to SEC and NASDAQ rules.  The members of these committees do not have any relationship to The Bank of South Carolina or Bank of South Carolina Corporation that may interfere with the exercise of their independence from management.  None of the members of these committees are current or former Officers or employees of The Bank of South Carolina or Bank of South Carolina Corporation.  All members of the Board are independent except Hugh C. Lane, Jr., President and Chief Executive Officer, Sheryl G. Sharry, Chief Financial Officer, Executive Vice President and Treasurer, Fleetwood S. Hassell, Executive Vice President and Charles G. Lane, brother of Hugh C. Lane.

Code of Business Conduct and Ethics A Code of Ethics for officers, Directors and employees was attached to the 2004 10KSB.  The Code of Ethics requires the officers, Directors and employees to maintain the highest standards of professional ethical conduct.  The Code includes guidelines relating to the ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting and procedures for promoting compliance with, and reporting violations of the Code.

Shareholder Communication with the Board of Directors The Board of Directors has adopted a process by which security holders may send communications to the Board of Directors of the Company.  That process is for any security holder to send a written communication to Hugh C. Lane, Jr., President, Bank of South Carolina Corporation, 256 Meeting Street, Charleston, South Carolina 29401, or to fax such communication to Hugh C. Lane, Jr., President, at (843) 724-1513.  A security holder is free to address any communication to any Director at the address of such Director set forth in this Proxy Statement.  Any communication from a security holder received by the President shall be sent to all Members of the Executive Committee and, if any member of the Executive Committee so directs, will be sent to all members of the Board of Directors.

In addition, any Shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing the following address:

Bank of South Carolina Corporation Audit Committee
c/o Malcolm M. Rhodes, MD., Chairman
Bank of South Carolina Corporation
7 Guerard Road
Charleston, SC 29407

Annual Meeting Attendance by Directors Directors are expected to attend the Annual Meeting of Shareholders, but the Company does not have a formal policy regarding attendance.

Related Party Transactions The Company entered into a rental contract with Holcombe, Fair and Lane, LLC. Charles G. Lane, Director of the Bank and the Corporation and brother of Hugh C. Lane, President and Chief Executive Officer, is a Managing Member of Holcombe, Fair and Lane, LLC. The contract is a two year lease on office space at a rate of $2,060 a month. The Company does not have any other existing continuing contractual relationships with any Director, Nominee for election as Director or Executive Officer of the Company or the Bank, or any Shareholder owning, directly or indirectly, more than 5% of the shares of Common Stock of the Company, or any associate of the foregoing persons.  Directors, Executive Officers, Nominees for election as Directors, and members of the immediate family of any of the foregoing have had in the past, have at present, and will have in the future, customer relationships with the Bank.  Such transactions have been and will continue to be made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and such transactions did not and will not involve more than the normal risk of collectability or present other unfavorable features.

DIRECTOR COMPENSATION

The following table sets forth the information regarding the compensation earned by each Director who served on the Board of Directors during the year ended December 31, 2011.  The officers of the Company other than the Secretary do not receive payment for their participation on the Board or its Committees.

Transactions and Relations with Directors, Executive Officers, and their Associates and Affiliates of Directors

DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH	TOTAL
David W. Bunch	$6,450	$6,450
Graham M. Eubank, Jr.	$5,400	$5,400
Fleetwood S. Hassell	-	-
Glen B. Haynes, DVM	$7,750	$7,750
William L. Hiott, Jr.	$7,350	$7,350
Katherine M. Huger	$6,450	$6,450
Richard W. Hutson, Jr.	$4,950	$4,950
Charles G. Lane, Jr.	$7,050	$7,050
Hugh C. Lane, Jr.	-	-
Louise J. Maybank	$7,200	$7,200
Dr. Linda J. Bradley McKee, CPA	$4,650	$4,650
Alan I. Nussbaum, MD	$6,700	$6,700
Edmund Rhett, Jr. MD	$6,850	$6,850
Malcolm M. Rhodes, MD	$5,950	$5,950
David R. Schools	$5,400	$5,400
Sheryl G. Sharry	-	-
Steve D. Swanson	$3,450	$3,450

Non-Executive-Officer Directors of the Company received $150.00 for each meeting of the Board of Directors of the Company attended and non-officer Directors of the Bank received $300.00 for each meeting of the Board of Directors of the Bank attended and $150.00 for each Company or Bank Board Committee meeting attended.

Section 16A Beneficial Ownership Reporting Compliance

No Director of the Bank or the Company filed a Form 4 in an untimely manner.

Executive Compensation-Compensation Discussion and Analysis
This section discusses the Company’s compensation program, including how it relates to the Executive Officers named in the compensation tables which follow in this section.  The Executive Officers of the Company and the Bank consist of:

•	Hugh C. Lane, Jr., President and Chief Executive Officer, Director
•	Sheryl G. Sharry, Chief Financial Officer, Executive Vice President and Treasurer, Director
•	Fleetwood S. Hassell, Executive Vice President, Director

Set forth below is an analysis of the objectives of the Company compensation program, the material compensation policy made under this program and the material factors that the Compensation Committee considers in making those decisions.

Overview of Compensation Program

The Compensation Committee of the Board of Directors, which consists solely of independent Directors, has the responsibility for developing, implementing and monitoring adherence to the Company’s compensation philosophies and program. David R. Schools, Fleetwood S. Hassell, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Employee Stock Ownership Plan (ESOP). Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted. The amount and time of contributions to the Plan are at the sole discretion of the Board of Directors of the Bank.  The contribution for all participants is based solely on each participant's respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.  On April 14, 1998, the shareholders approved the 1998 Omnibus Stock Incentive Plan. The plan was established to assist Company in recruiting and retaining employees with ability and initiative by enabling employees to participate in its future success and to associate their interests with those of the Company and the Shareholders.  This plan expired on April 14, 2008.  The remaining outstanding options granted under this plan can still be exercised in accordance with the plan. The Shareholders approved the 2010 Omnibus Stock Incentive Plan on April 13, 2010. Like the 1998 Plan, under the 2010 Plan any employee of the Company or the Bank is eligible to participate in the Plan if the Executive Committee(Plan administrators), in its sole discretion, determines that such a person has contributed or can be expected to contribute to the profits or growth of the Company or the Bank.  No member of the Committee may participate in this Plan during the time that his participation would prevent the Committee from being “disinterested” for purposes of the Securities and Exchange Commission Rule 16b-3.

The Company’s compensation program is based upon the following philosophies:

•	Preserve the financial strength, safety and soundness of the Company and the Bank;
•
Reward and retain key personnel by compensating them in the midpoint salary ranges at comparable financial institutions and making them eligible for the Employee Stock Ownership Plan and the Omnibus Stock Incentive Plans; and

•
Focus management on maximizing earnings while managing risk by maintaining high asset quality, managing interest rate risk within Board guidelines, emphasizing cost control, and maintaining appropriate levels of capital.

The Company’s primary forms of compensation for Executive Officers include base salary, the Employee Stock Ownership Plan, and the 1998 and 2010 Omnibus Stock Incentive Plan.  The Company does not have an employment agreement with any officer or employee.  The Company currently believes that the named Executive Officers receive sufficient compensation that employment agreements are not necessary to induce them to remain with the Company.

During the fiscal year ended December 31, 2011, the Company had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits.  Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week.

The Company does not have any agreement with its Executive Officers that provide for cash severance payments upon termination of employment or in connection with a change in control.

Base Salary

The Compensation Committee sets the base salary for the three Executive Officers.  The Committee seeks to set a fair and reasonable compensation level by taking into account the influence of the market conditions, the Company’s performance, the individuals’ performance, and comparative salaries at similarly sized banks within South Carolina. The salary is reviewed annually.   The Executive Officers annually review the performance of all other officers and employees.  The Executive Officers take into account a combination of factors, including: competitive market salary, experience and tenure, breadth of responsibility, the individuals’ overall performance and the performance of the Company and the Bank.

The following table sets forth all remuneration  paid during the years ended December 31, 2011, 2010, and 2009 by the Bank to the three Executive Officers of the Company and the Bank  whose cash remuneration from the Bank exceeded $100,000.00 dollars for their services in all capacities. Such Executive Officers receive no compensation from the Company as Executive Officers or as Directors or in any other capacity.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary (1)	Bonus(2)	Stock Awards(3)	Option Awards(4)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Hugh C. Lane, Jr. President and Chief Executive Officer	2011	$230,101.70	$100.00					$13,596.13	$243,797.83
	2010	$220,101.55	$100.00					$12,626.61	$232,828.16
	2009	$210,101.45	$100.00					$6,676.21	$216,877.66
Fleetwood S. Hassell Executive Vice President	2011	$165,101.54	$100.00		10,000			$9,755.44	$174,956.98
	2010	$155,101.39	$100.00					$4,610.75	$159,812.14
	2009	$145,101.29	$100.00					$13,517.02	$158,718.31
Sheryl G. Sharry (6) Chief Financial Officer, Executive Vice President and Treasurer	2011	$147,301.46	$100.00		10,000			$8,703.68	$156,105.14
	2010	$137,364.25	$100.00					$7,876.60	$145,340.85
	2009	$127,301.45	$100.00					$4,036.56	$131,438.01

1)
The Compensation Committee consisting of Graham M. Eubank, Jr., Alan I. Nussbaum, and David R. Schools compare salaries for similar positions at similar sized banks within South Carolina as well as the overall bank and individual performance.  Once the salary levels are established by the Compensation Committee, the salaries are recommended to the Board of Directors for approval.   The Compensation Committee has recommended a $10,000 increase in the Executive Officers Salaries for the year ending 2012. This increase was approved by the Board of Directors at the December 16, 2011, Board Meeting.

2)	The bonus consists of a $100 bonus presented to all employees at Christmas in 2011, 2010, and 2009.

3)	The Company did not issue any stock to its Executive Officers during the years ended December 31, 2011, 2010 or 2009.

4)	On June 23, 2011, options for 96,000 shares were granted to 22 employees including Sheryl G. Sharry and Fleetwood S. Hassell, both Executive Officers who each received options for 10,000 shares.

5)
On November 2, 1989, the Bank adopted an Employee Stock Ownership Plan and Trust Agreement (the “Plan”) to provide retirement benefits to eligible employees for long and faithful service. The other compensation represents the amount contributed to the Bank’s ESOP. (See table and discussion below for other compensation.)

6)	Sheryl G. Sharry was promoted to Executive Vice President on January 21, 2010.

The median salary for all employees other than the Executive Officers is $51,988

All Other Compensation

The Following table sets forth details of “All Other Compensation” as presented above in the Summary Compensation Table.

Name	Employee Stock Ownership Plan	Total
Hugh C. Lane, Jr.	$13,596.13	$13,596.13
Fleetwood S. Hassell	$9,755.44	$9,755.44
Sheryl G. Sharry	$8,703.68	$8,703.68

Any employee of the Bank is eligible to become a participant in the ESOP upon reaching 21 years of age and credited with one year of service (1,000 hours of service). The employee may enter the Plan on the January 1st that occurs nearest the date on which the employee first satisfies the age and service requirements described above. No contributions by employees are permitted.  The amount and time of contributions are at the sole discretion of the Board of Directors of the Bank.  The contribution for all participants is based solely on each participant's respective regular or base salary and wages paid by the Bank including commissions, bonuses and overtime, if any.

A participant becomes vested in the ESOP based upon the employee’s credited years of service.  The vesting schedule is as follows;

•	1 Year of Service	0% Vested
•	2 Years of Service	25% Vested
•	3 Years of Service	50% Vested
•	4 Years of Service	75% Vested
•	5 Years of Service	100% Vested

The Plan became effective as of January 1, 1989, was amended effective January 1, 2007, and approved by the Board of Directors on January 18, 2007.  This amendment was made to comply with the Pension Protection Act of 2006.  Periodically the Internal Revenue Service “IRS” requires a restatement of a qualified retirement plan to ensure that the plan document includes provisions required by legislative and regulatory changes made since the last restatement.  There have been no substantive changes to the plan.  The Board of Directors approved a restated plan, incorporated in the 2011 10k as Exhibit 10.5, on January 26, 2012.  The Plan has been submitted to the IRS for approval.

The Board of Directors of the Bank approved the contribution of $240,000 to the ESOP for the fiscal year ended December 31, 2011. The contribution was made during 2011.  David R. Schools, Fleetwood S. Hassell, Sheryl G. Sharry and Hugh C. Lane, Jr., currently serve as Plan Administrators and as Trustees for the Plan.  The Plan currently owns 250,614 shares or 5.41% of the Company's Common Stock.

During the fiscal year ended December 31, 2011, the Company had no plans or arrangements pursuant to which any Executive Officer, Director or principal Shareholder received contingent remuneration or personal benefits other than the contingent remuneration and life, disability, dental and health insurance benefits.  Life, disability, dental and health insurance benefits are available for all employees of the Bank who work at least 30 hours a week.  Benefit programs provided to Executive Officers, Officers and employees are listed in the table below.

Benefit Plan	Executive Officers	Officers	Full Time Employees
Employee Stock Ownership Plan	x	x	x
Medical and Dental Plans	x	x	x
Life and Disability Plans	x	x	x
Stock Option Plans	x	x	x

On March 24, 2011, options for 5,000 shares were granted to 1 employee and on June 23, 2011, options for 96,000 shares were granted to 22 employees including Sheryl G. Sharry and Fleetwood S. Hassell, both Executive Officers who each received options for 10,000 shares. During the year ended December 31, 2011, options for 5,750 shares were forfeited with the resignation of two employees. On September 24, 2010, options for 33,000 shares were granted under the 2010 Omnibus Stock Incentive Plan to twenty-one employees.  One of the twenty-one employees resigned during 2010, forfeiting options for 750 shares.  No options were granted to any Executive Officers in 2009.  The following information with respect to the outstanding equity awards as of December 31, 2011, is presented for the named Executive Officers with additional discussion below.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011
OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price (#) (e)	Option Expiration Date (f)	Number of Shares of Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value or Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Hugh C. Lane, Jr.	-	-	-	-	-	-	-	-	-
Fleetwood S. Hassell	1,100	4,400	-	$15.11	May 17, 2016	-	-	-	-
	-	10,000	-	$10.42	June 23, 2021	-	-	-	-
Sheryl G. Sharry	-	10,000	-	$10.42	June 23, 2021	-	-	-	-

On April 14, 1998, the Shareholders of the Company approved a Stock Incentive Plan for the benefit of eligible officers and employees of the Bank and reserved a total 180,000 shares.  On April 16, 1998, the Bank granted options to purchase Common Stock in the aggregate amount of 146,000 shares to 52 employees of the Bank (including officers, such Directors as were also employees and other employees) pursuant to the 1998 Omnibus Stock Incentive Plan.  These grants included those to Hugh C. Lane, Jr., Sheryl G. Sharry and Fleetwood S. Hassell, Executive Officers and Directors.

As of July 10, 2000, all of the option holders, including the above Executive Officers, terminated their existing stock options.  There was no obligation on the part of the Company or The Bank of South Carolina to issue additional or replacement options.  No options were exercised in 1998, 1999 or 2000.  On May 14, 2001, the Bank granted options to purchase Common Stock in the aggregate amount of 152,350 shares to 45 employees of the Bank (including officers, such Directors as are also employees and other employees) pursuant to the 1998 Omnibus Stock Incentive Plan.  These grants included those to Hugh C. Lane, Jr., Sheryl G. Sharry and Fleetwood S. Hassell, Executive Officers. Except for those options granted to Hugh C. Lane, Jr. as described below, all of the options were granted at an exercise price of $13.50 per share. No additional options were granted during 2001. Options to purchase 9,500 shares were granted at an exercise price of $14.925 per share to 4 employees of the Bank during 2002. Options to purchase 13,500 shares with an exercise price of $14.20 per share were granted to 13 employees in 2003. Options to purchase 4,000 shares with an exercise price of $14.00 were granted to one employee in 2004. No options were exercised during 2001, 2002, 2003 or 2004. Options to purchase 32,500 shares with an exercise price of $16.62 were granted to twenty-one employees in 2006. Options to purchase 5,000 shares with an exercise price of $15.99 and options to purchase 5,000 shares with an exercise price of 15.51 were granted to two employees in 2007. During 2008, options to purchase 4,500 shares with an exercise price of $14.19 were granted to two employees. There were no options granted during 2009.    The 2010 Omnibus Stock Incentive Plan was approved by the Shareholders at the 2010 Annual Meeting with 300,000 shares reserved under this Plan.  There were 33,000 options granted under the 2010 Omnibus Stock Incentive Plan to 22 employees on September 14, 2010.  Options to purchase 750 shares at an exercise price of $10.77 were forfeited in 2010. On March 24, 2011, options to purchase 5,000 shares were granted to 1 employee and on June 23, 2011, options to purchase 96,000 shares were granted to 22 employees under the 2010 Omnibus Stock Incentive Plan. Options to purchase 5,750 shares at an exercise price of $10.42 were forfeited in 2011.

As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005,  a 25% stock dividend effective April 28, 2006, and a 10% stock dividend effective September 24, 2010, options to purchase 50,079 shares with an exercise price of $8.11 per share, options to purchase 12,477 shares with an exercise price of $8.97, options to purchase 4,990 shares with an exercise price of $8.54 per share, options to purchase 5,500 shares with an exercise price of $8.42 per share, options to purchase 16,775 shares with an exercise price of  $15.11 per share and options to purchase 2,750 shares with an exercise price of $12.90 have expired.

Under the 1998 Omnibus Stock Incentive Plan no options are currently available for grant due to expiration of the Plan. There are currently outstanding (adjusted as described above) options to purchase 8,591 shares at an option price of $8.54 per share, options to purchase 18,975 shares at an option price of $15.11 per share, options to purchase 5,500 shares at an option price of $14.54 per share, options to purchase 5,500 shares at an option price of $14.10 per share, options to purchase 2,200 shares at an option price of $12.90.

Under the 2010 Omnibus Stock Incentive Plan there are currently outstanding options to purchase 26,500 shares at an option price of $10.77, options to purchased 5,000 shares at an option price of $11.67, and options to purchase 96,000 shares at $10.42.

Hugh C. Lane, Jr., President and Chief Executive Officer, was granted the option to purchase 16,500 shares of Common Stock of the Company pursuant to the Stock Incentive Plan at a price of $14.85 per share. The option was exercisable on May 14, 2006 and would have expired if not exercised on that date.   On May 14, 2006 in accordance with the Stock Incentive Plan, Hugh C. Lane, Jr. exercised his option to purchase 24,956 shares at $9.82 per share. (Options and price per share were adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005, and a 25% stock dividend effective April 28, 2006.)

On May 14, 2001 Sheryl G. Sharry Chief Financial Officer, Executive Vice President and Treasurer and Fleetwood S. Hassell were granted options to purchase 8,250 shares at a price of $13.50.  These options became exercisable in five 20% increments beginning May 14, 2006, with an additional 20% to be exercisable on and for the year following each successive anniversary. As adjusted for a 10% stock dividend effective on July 15, 2003, a 10% stock distribution effective April 29, 2005, a 25% stock dividend effective April 28, 2006 Sheryl G. Sharry and Fleetwood S. Hassell both exercised all of their options to purchase 12,477 shares at $8.92 per share.  Fleetwood S. Hassell was granted options to purchase 5,000 shares at a price of $16.62 per share on May 17, 2006.    As adjusted for a 10% stock dividend effective September 10, 2010, Mr. Hassell currently has the option to purchase 5,500 shares at an exercise price of $15.11.  In accordance with the plan 20% or options to purchase 1,100 shares became exercisable for Mr. Hassell on May 17, 2011. On June 23, 2011, Fleetwood S. Hassell and Sheryl G. Sharry were each granted options to purchase 10,000 shares at an exercise price of $10.42.

In the event of a prospective reorganization, consolidation or sale of substantially all of the assets or any other form of corporate reorganization in which the Company would not be the surviving entity or in the event of the acquisition, directly or indirectly, of the beneficial ownership of 24% of the Common Stock of the Company or the making, orally or in writing, of a tender offer for, or any request or invitation for tender of, or any advertisement making or inviting tenders of the Company stock by any person, all options in effect at that time would accelerate so that all options would become immediately exercisable and could be exercised within one year immediately following the date of acceleration but not thereafter.

In the case of termination of employment of an option holder other than involuntary termination without just cause, retirement, death or legal disability, the option holder may exercise the option only with respect to those shares of Common Stock as to which he or she has become vested.  The option holder may exercise the option with respect to such shares no more than 30 days after the date of termination of employment (but in any event prior to the expiration date).

In the event that the option holder's employment is terminated without just cause, the option shall become fully vested and fully exercisable as of the date of his or her termination without regard to the five year vesting schedule.  The option holder may exercise the option following an involuntary termination without just cause until the expiration date of the option.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the option holder's retirement, the option shall become fully vested and fully exercisable as of the date of his or her retirement without regard to the five year schedule. The option holder may exercise the option following his or her retirement until the expiration date.

In the event the option holder remains in the continuous employ of the Company or a subsidiary from the date of the grant until his or her death, the option shall become fully vested and fully exercisable as of the date of death without regard to the five year vesting schedule. The person or persons entitled to exercise the option following the option holder's death may exercise the option until the expiration date.

In the event the option holder remains in the continuous employ of the Company or any subsidiary from the date of the grant until the date of his or her legal disability, the option shall become fully vested and fully exercisable as of the date of his or her termination of employment on account of his or her legal disability without regard to the five year vesting schedule. The option holder may exercise the option following such termination of employment until the expiration date.

The 1998 and 2010 Omnibus Stock Incentive Plan provides for adjustment in the number of shares of Common Stock authorized under the Plan or granted to an employee to protect against dilution in the event of changes in the Company's capitalization, including stock splits and dividends.

As shown below there were no options exercised by the any Executive Officers during the year ended December 31, 2011.

2011 OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Hugh C. Lane, Jr.	-	-	-	-
Fleetwood S. Hassell	-	-	-	-
Sheryl G. Sharry	-	-	-	-

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE

The Audit Committee of the Company is composed of six independent Directors and operates under a written Charter attached as Exhibit A to the 2004 Proxy Statement.  The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm.

The Board of Directors has determined that Linda J. Bradley McKee, PhD, CPA meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, including meeting the relevant definition of “Independent Director’.

Review of the Company’s Audited Financial Statements for the Fiscal Year Ended
December 31, 2011

Management is responsible for the Company’s internal controls and the financial reporting process.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and issuing a report theron.  The Audit Committee’s responsibility is to monitor and oversee the process.

In this context, the Audit Committee has met and held discussions with management and Elliott Davis, LLC, the Company’s independent auditors in 2011.  In discharging its oversight responsibility as to the audit process, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence from the Company and its management.  The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls.  The Audit Committee reviewed with the independent auditor their audit plans, audit scope and identification of audit risks.

The Audit Committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit and Finance Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed and discussed the audited consolidated financial statements of Bank of South Carolina Corporation as of and for the year ended December 31, 2011, with management and the independent auditors.

Based on the above-mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Bank of South Carolina Corporation’s audited consolidate financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011, for the filing with the Securities and Exchange Commission.  During 2011 the Committee appointed Elliott Davis, LLC as the Company’s independent auditors for 2012.

Submitted by:
Malcolm M. Rhodes, MD, Chairman
Graham M. Eubank, Jr.
Glen B. Haynes
Richard W. Hutson, Jr.
Dr. Linda J. Bradley McKee, CPA
David R. Schools

PROPOSAL 2:  TO RATIFY THE APPOINTMENT BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS OF ELLIOTT DAVIS, LLC INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2012.

The Audit Committee of the Board has appointed Elliott Davis, LLC as Bank of South Carolina Corporation’s independent accounting firm for the year ended December 31, 2012, and that appointment is being submitted to Shareholders for ratification. The appointment of Elliott Davis, LLC as independent public accountants was approved by the Audit Committee of the Board of Directors and ratified by the Shareholders at the 2011 and 2010 Annual Shareholders Meetings. At the 2012 Annual Shareholders’ Meeting the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

RESOLVED, that the selection of Elliott Davis, LLC as the independent certified public accountants of Bank of South Carolina Corporation (the "Company") and its sole subsidiary, The Bank of South Carolina (the "Bank"), for the fiscal year ending December 31, 2012, is hereby ratified.

If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors.  Even if selection is ratified, the Board of Directors reserves the right to, and in its discretion may, direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its Shareholders.

Independent Registered Public Accounting Firm

Auditing and Related Fees

The services provided by Elliott Davis, LLC include the examination and reporting of the financial status of the Company and the Bank.  These services have been furnished at customary rates and terms.  There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

Elliott Davis, LLC assisted in the preparation of the Company’s and Bank’s tax returns for the fiscal year ending December 31, 2011 and 2010.  These non-audit services were routine in nature and did not compose more than 25% of the total fees paid to Elliott Davis, LLC in 2011 or 2010.

A representative of Elliott Davis, LLC is expected to attend the Annual Shareholders’ Meeting with the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

Before the independent certified public accountants of the Company and the Bank are engaged to render non-audit services for the Company or the Bank, each engagement is approved by the Audit Committee.  All of the audit and tax services provided by Elliott Davis, LLC for the fiscal year ending December 31, 2011and 2010 were preapproved by the Audit Committee.

	2011	2010
Audit Fees	$81,000	$78,000
Audit related fees	2,250	500
Total audit and related fees	83,250	78,500
Tax Fees	9,275	8,250
Total Fees	$92,525	$86,750

The Board of Directors recommends that Shareholder vote “FOR” the ratification of the appointment of Elliott Davis, LLC as the Company’s independent auditors for the fiscal year ending December 31, 2012.

PROPOSAL 3:  TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE METING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Management is not aware of any matters to come before the meeting that will require the vote of Shareholders other than those matters indicated in the Notice of Meeting and this Proxy Statement.

However, if any other matter calling for Shareholder action should properly come before the meeting or any adjournments thereof, those persons named as Proxies in the enclosed Proxy Form will vote thereon according to their best judgment.

PENDING LITIGATION

In November 2011, the Company received a “make whole demand statement” from Bank of America in the amount of $321,136 for a loan that closed in July of 2006.  Bank of America stated that the file has been audited by the mortgage insurers (GE) who have rescinded their coverage based on their findings with regard to the appraisal of the collateral.  The Company’s legal counsel responded appropriately to the request stating that the Company has no liability in this transaction.  There has been no further communication on this matter and the Company considers it closed.

On February 3, 2012 the Company was served with pleadings with respect to a South Carolina State Supreme Case for the “unauthorized practice of the law” arising from the modifications of real estate loans.  The Company’s legal counsel is in the process of responding to the suit.  At this time it is impossible to predict the outcome/results of a final order.

In the Opinion of Management, there are no other legal proceedings pending other than routine litigation incidental to its business involving amounts which are not material to the financial condition of the Company or the Bank.

ANNUAL REPORT

The Annual Report for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on Form 10-K, is mailed herewith to all Shareholders.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL SHAREHOLDERS’ MEETING

Shareholder proposals, if any, for inclusion in the Proxy Statement relating to the 2013 Annual Shareholders’ meeting, must be addressed to and received in the office of the President no later than December 2, 2012.  To ensure prompt receipt by the Company, the proposal should be sent certified mail, return receipt requested.

By Order of the Board of Directors

/s/Richard W. Hutson, Jr.
Richard W. Hutson, Jr., Secretary

February 23, 2012

PROXY CARD
BANK OF SOUTH CAROLINA CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 10, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL PERSONS BY THESE PRESENTS THAT I, the undersigned Shareholder of Bank of South Carolina Corporation (the Company) do hereby appoint Edmund Rhett, Jr., MD, David R. Schools and Louise J. Maybank, (no officer or employee of the Company or any subsidiary may be appointed), or any one of them, with full power to act alone, my true and lawful attorney(s) with full power of substitution, to vote on behalf of the undersigned all shares of common stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Confederate Home and College, 62 Broad Street, Charleston, South Carolina on Tuesday, April 10, 2012, at 5:30p.m., or at any adjournments or postponements thereof, with all the powers the undersigned would possess if personally present upon the following matters:

The Board of Directors recommends a vote “FOR” proposals 1 and 2.

1.
TO ELECT 17 DIRECTORS: To hold office until the next annual meeting.  (Shareholders may vote for or withhold their vote from all nominees as a group or vote for or withhold their vote from the individual nominees.)

☐	FOR ALL
☐	WITHHOLD AUTHORITY FOR ALL
☐	EXCEPTIONS

David W. Bunch, Graham M. Eubank, Jr., Fleetwood S. Hassell, Glen B. Haynes, DVM, William L. Hiott, Jr., Katherine M. Huger, Richard W. Hutson, Jr., Charles G. Lane, Hugh C. Lane, Jr., Louise J. Maybank, Dr. Linda J. Bradley McKee, CPA, Alan I. Nussbaum, MD, Edmund Rhett, Jr., MD, Malcolm M. Rhodes, MD., David R. Schools, Sheryl G. Sharry, Steve D. Swanson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write the nominees name in the space provided below.)

Exceptions:

2.	To ratify the appointment by the Audit Committee of the Company’s Board of Directors of Elliott Davis, LLC, as independent certified public accounting firm for the year ended December 31, 2012;

☐ FOR            ☐ AGAINST            ☐   ABSTAIN

3.	To transact such other business as may properly come before the meeting.

Each properly executed Proxy will be voted in accordance with specifications made hereon.  If no specification is made, the shares represented by this Proxy will be voted “FOR” proposals 1 and 2.

The undersigned hereby acknowledges receipt of the Company’s 2011 Annual Report on Form 10-K as filed with the Securities and Exchange Commission and the accompanying Notice of Meeting and Proxy Statement and hereby revokes any Proxy or Proxies heretofore given.

Dated:

Signature(s) of Shareholder(s)
Please date and sign exactly as name appears hereon. Executors, Administrators, Trustees, etc., must so indicate when signing. If shares are held jointly, both owners should sign.